EXHIBIT 21

Subsidiaries of The Middleby Corporation

State/Country of
Name of Subsidiary	Incorporation/Organization

Alkar Holdings, Inc.	Wisconsin
Alkar-RapidPak Brasil, LLC	Wisconsin
Alkar-RapidPak-MP Equipment, Inc.	Wisconsin
AMC Properties, LLC	Mississippi
Anetsberger, LLC	Delaware
Armor Inox Holding France S.A.S.	France
Armor Inox Production S.a.r.l.	France
Armor Inox S.A.	France
Armor Inox UK Ltd.	United Kingdom
Armor Inox USA LLC	Delaware
Auto-Bake Acquisition Pty. Ltd.	Australia
Auto-Bake Pty Ltd	Australia
Automatic Bar Controls, Inc.	Delaware
Baker Thermal Solutions LLC	Delaware
Beech Ovens LLC	Delaware
Beech Ovens Pty Ltd.	Australia
Blodgett Holdings, Inc.	Delaware
Britannia Kitchen Ventilation	United Kingdom
Carter-Hoffmann, LLC	Delaware
Cerpac, Inc.	Mississippi
Cloverleaf Properties, Inc.	Vermont
CookTek Induction Systems, LLC	Delaware
Cozzini do Brasil Ltda	Brazil
Cozzini Middleby de Mexico, S. de R.L.de C.V.	Mexico
Cozzini Middleby Europe, S.r.l.	Italy
Cozzini, LLC	Delaware
Danfotech Holdings, LLC	Delaware
Danfotech Inc.	Missouri
Doyon Acquisition Company, LLC	Delaware
Doyon Equipment Inc.	Canada
Enersyst Development Center LLC	Delaware
F.R. Drake Company	Delaware
Fab-Asia Inc.	Philippines
Frifri LTD	Switzerland
G.S. Blodgett Corporation	Vermont
Giga Grandi Cucine S.r.l.	Italy
Holman Cooking Equipment Inc.	Delaware
Houno A/S	Denmark
Houno Holdings LLC	Delaware

Imperial Machine Company Ltd	United Kingdom
Jade Range, LLC	Delaware
Lincat Group PLC	United Kingdom
Lincat Ltd.	United Kingdom
MagiKitch'n Inc.	Pennsylvania
Maurer-Atmos Middleby GmbH	Germany
Middleby Asia Ltd	Hong Kong
Middleby Australia Pty Ltd	Australia
Middleby Canada Company	Canada
Middleby China Corporation	Peoples Republic of China
Middleby Commercial Food Innovations Pvt Ltd	India
Middleby Cooking System Manufacturing (Shanghai) Corporation	Peoples Republic of China
Middleby Cozzini Brasil Equipamentos, Ltda	Brazil
Middleby Espana SLU	Spain
Middleby Europe SL	Spain
Middleby Holding UK Ltd.	United Kingdom
Middleby India Engineering Pvt Ltd	India
Middleby Luxembourg Sarl	Luxembourg
Middleby Marshall Holding, LLC	Delaware
Middleby Marshall, Inc.	Delaware
Middleby Worldwide Mexico SA de CV	Mexico
Middleby Philippines Corporation	Philippines
Middleby UK LTD	United Kingdom
Middleby Worldwide Philippines	Philippines
Middleby Worldwide Services SA de CV	Mexico
Middleby Worldwide, Inc.	Florida
Middleby XME S.L.U.	Spain
New Star International Holdings, Inc.	Delaware
Nieco Corporation	California
Peak Drink Dispense Limited	United Kingdom
Perfect Fry LLC	Delaware
Pitco Frialator, Inc.	New Hampshire
Star International Holdings, Inc.	Delaware
Star Manufacturing International Inc.	Delaware
Stewart Systems Baking, LLC	Delaware
The Alluvian Spa, LLC	Mississippi
The Alluvian, LLC	Mississippi
The Piper Doyon Group, Inc.	Wisconsin
TurboChef Technologies Inc.	Delaware
TurboChef Technologies Europe, LTD	United Kingdom
Viking Cooking Schools, LLC	Mississippi
Viking Culinary Group, LLC	Mississippi
Viking Europe SAS	France
Viking Range Brasil Participacoes Ltda.	Brazil
Viking Range Corporation do Brasil Importacao e Comercio Ltda.	Brazil
Viking Range, LLC	Delaware

Wells Bloomfield LLC	Delaware
Wunder-Bar Europe s r o	Czech Republic
Wunder-Bar Holdings, Inc.	Delaware
Wunder-Bar International, Inc.	California
Wunder-Bar Lid, LLC	California